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                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-59338

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 14, 2001)




                           FIRST SECURITY GROUP, INC.

                           Up to 3,000,000 Shares of
                                  Common Stock



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         This Prospectus Supplement extends our offering until 5:00 P.M.
Eastern Standard Time on Monday, October 22, 2001.











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         INVESTING IN OUR COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH
DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THE PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN EVALUATING AN INVESTMENT IN OUR COMMON STOCK.

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS SEPTEMBER 28, 2001